CONFIDENTIALITY AGREEMENT

         This Agreement is entered into this day May 31, 1999, between Biosyntech ("Biosyntech" or the "receiving party") located at 475, boul. Armand Frappier, Montreal (Laval) QC, CANADA H7V 4B3 and Reprogenesis, Inc. ("Reprogenesis" or the "communicating party") located at 21 Erie Street, Cambridge, MA 02139.

         WHEREAS, Reprogenesis and Biosyntech, either directly or through their agents, are engaged in discussions concerning Reprogenesis' programs for use by Reprogenesis or its affiliates and consultants, or both, in its business operations, potential business operations, facility management, research and manufacturing or production (including but not limited to new products, improvements to existing products, business strategies, processes, and accessories) of tissue engineered applications (hereinafter, the "Project"); and

         WHEREAS, during such discussions Reprogenesis has communicated or will communicate, i.e., in writing, orally, electronically, or otherwise, to
Biosyntech, Confidential Information (as hereafter defined) considered by Reprogenesis to be confidential or proprietary;

         NOW, THEREFORE, in consideration of the mutual covenants herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Reprogenesis and Biosyntech hereby agree as follows:

         1.  CONFIDENTIAL   INFORMATION.   As   used   herein   "Confidential
Information" shall include any technical or nontechnical information, data, reports, studies, findings, formulae, specifications, designs, drawings, sketches, photographs, plans, samples, inventions, ideas, or other material of any kind (collectively "Information") in written, oral, tangible, or electronically or magnetically stored form in connection with the Project communicated by Reprogenesis to Biosyntech which Reprogenesis considers to be confidential or proprietary and which (a) is so marked if communicated in written, tangible, or electronically or magnetically stored form and (b), if communicated orally, is stated by the communicating party to be confidential or proprietary at the time of communication.

         2. CONFIDENTIAL TREATMENt. Biosyntech agrees not to disclose the Confidential Information of Reprogenesis to any third party or use the Confidential Information of Reprogenesis in any manner or for any purpose other than in the course of activities relating to the Project, unless receiving party can establish by written evidence that such Confidential Information:

         (a) was known to the receiving party prior to disclosure hereunder by the other party; or

         (b) is at the time it is received or becomes available to the public without restriction or limitation on use or disclosure through no fault or omission attributable to the receiving party; or

         (c) is rightfully obtained by the receiving party from third parties which rightfully possess such information and are not under obligations of confidentiality to the other party; or

         (d) was independently derived by the receiving party in activities not related to the Project and not as a result of any disclosure under this Agreement.

         Biosyntech only may divulge Confidential Information of Reprogenesis only to its employees, agents and consultants (1) who have a need to know as part of such Martyrs use of the Confidential Information hereunder in activities related to the Project and (2) who are under appropriate confidentiality restrictions. In the event that a court or governmental agency legally compels Biosyntech to disclose communicated information, such as that associated with a valid discovery request, Biosyntech shall promptly inform Reprogenesis of the compelled disclosure, so that Reprogenesis may seek a protective order or other remedy or waive compliance with this Agreement, or both. Nevertheless, Biosyntech shall limit any compelled disclosure of Confidential Information to that legally required.

         3. NO OTHER RIGHTs. The Confidential Information will remain the exclusive property of Reprogenesis and this Agreement shall not be construed to grant the receiving party any license or other right regarding the Confidential Information of Reprogenesis.

         4. RETURN OF CONFIDENTIAL INFORMATION. Upon written request, the receiving party will return to the communicating party all embodiments of Information in each case containing or constituting Confidential Information of the communicating party disclosed to it in connection with this Agreement, except one copy of such embodiments of Information may be retained for the sole purpose of determining the receiving party's continuing obligations under this agreement.

         5. TERM. This agreement shall become effective as of the date hereof and be valid for two (2) years thereafter. Thereafter, this Agreement shall be automatically extended for additional one (1 ) year terms, except that either party may terminate this Agreement upon written notice thirty (30) days prior to the end of the initial two (2) year term or any additional one (1) year term. Nevertheless, the obligations of limited use and non-disclosure shall remain in effect for three (3) years from the date of the termination of the initial term or the final additional term(s), unless further extended by a subsequent written agreement between the parties.

         6. MISCELLANEOUS. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement sets forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and has priority over all documents, verbal consents, or understanding made between the parties with respect to the subject matter hereof. None of the terms of this Agreement shall be amended or modified except pursuant to a written document signed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                     Biosyntech, Inc.

                                    /s/ Francois Binette, PHD      5/31/99
                                    -------------------------     -------
                                    Francois Binette, PHD           Date
                                    Vice President R & D


                                   Reprogenesis, Inc.

                                  /s/ Daniel R. Omstead, Eng. ScD   6/2/99
                                  -------------------------------   -------
                                  Daniel R. Omstead, Eng. ScD        Date